As filed with the Securities and Exchange Commission on September 9, 2024

Registration Statement No. 333-236151

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Altisource Asset Management Corporation
(Exact name of registrant as specified in its charter)

U.S. Virgin Islands	66-0783125
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
5020 Anchor's Way, Suite 2
Christiansted, U.S. Virgin Islands 00820
(340) 208-2626
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Option Award Agreement

Restricted Stock Award Agreement
(Full title of the plans)

Michael DelGiacco
Senior Vice President
and Chief Financial Officer
Altisource Asset Management Corporation
5020 Anchor's Way, Suite 2
Christiansted, U.S. Virgin Islands 00820
(Name and address of agent for service)

(340) 208-2626
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐
If an emerging growth company, include by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-236151) (the “Registration Statement”) originally filed with the U.S. Securities and Exchange Commission on January 29, 2020, registering an aggregate of 120,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.01 per share ( “Common Stock”), available for issuance, consisting of (i) 60,000 shares of Common Stock issuable upon exercise of options pursuant to an Option Award Agreement dated January 24, 2020 and (ii) 60,000 restricted shares of Common Stock issuable pursuant to a Restricted Stock Award Agreement dated January 24, 2020.

The Post-Effective Amendment is being filed by the Registrant to withdraw and remove from registration all of the Shares that remain unsold under the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the Shares registered but unsold under the Registration Statement as of the date hereof, if any. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act OF 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Christiansted, United States Virgin Islands, on September 9, 2024.

Altisource Asset Management Corporation
By:	/s/ Michael DelGiacco
Michael DelGiacco
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Form S-8 has been signed by the following persons in the capacities indicated on this 9th day of September, 2024.

Signature	Capacity in Which Signed	Date

/s/ William C. Erbey	Chairman and Chief Executive Officer (Principal Executive Officer)	September 9, 2024
William C. Erbey

/s/ Michael DelGiacco	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 9, 2024
Michael DelGiacco

/s/ Charles L. Frischer	Director	September 9, 2024
Charles L. Frischer

/s/ Ricardo C. Byrd	Director	September 9, 2024
Ricardo C. Byrd

/s/ John A. Engerman	Director	September 9, 2024
John A. Engerman